UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2024, the Board of Directors of First Foundation Inc. (the “Company”) appointed C. Allen Parker as a director, effective immediately. Mr. Parker was also appointed to serve on the Board of Directors of the Company’s wholly-owned subsidiary, First Foundation Bank (the “Bank”). Mr. Parker will serve as a member of the Compensation Committee and Directors’ Risk Committee of the Company.

Mr. Parker, age 69, has extensive experience in corporate governance, including at financial institutions. He is currently a board member of Archer Systems, LLC, a role he has occupied since December 2022. From July 2023 to November 2024, Mr. Parker was an independent director for SVB Financial Group. From July 2020 through July 2022, Mr. Parker was a Senior Advisor to the global consulting firm McKinsey & Co. in its Financial Institutions practice, and he was an executive at Wells Fargo & Company from March 2017 until March 2020. He joined Wells Fargo initially as the General Counsel and was later appointed by the Wells Fargo Board of Directors to be the Interim Chief Executive Officer, a role he held for seven months. He was also a member of the Wells Fargo Board of Directors during that period. Prior to joining Wells Fargo, Mr. Parker was a partner at Cravath, Swaine & Moore LLP, an international law firm. Over his 27 years as a partner at Cravath, he specialized in finance and corporate governance, was a member of the firm’s Corporate Governance and Board Advisory Practice, and served in a variety of firm leadership roles. From January 2013 through December 2016, Mr. Parker served as Cravath’s fifteenth presiding partner.

As a director, Mr. Parker will be entitled to the Company’s customary non-employee director compensation, which compensation was last described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18. 2024, and is incorporated herein by reference. Mr. Parker will also enter into the Company’s and the Bank’s standard indemnification agreement, the form of which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and is incorporated herein by reference.

Mr. Parker was appointed to serve as a director pursuant to an investment agreement with an affiliate of Fortress Credit Advisors LLC, dated July 2, 2024. Other than the foregoing, there are no arrangements or understandings between Mr. Parker and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Parker and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Parker pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: November 15, 2024	By:	/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
Chief Executive Officer